CONFIDENTIAL TREATMENT REQUESTED

                               FIRST AMENDMENT TO
                             TI PURCHASE AGREEMENT


     This FIRST AMENDMENT TO TI PURCHASE AGREEMENT (the "First Amendment") is dated as of April 1, 2000, by and among TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation ("TI"), MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("MEMC"), and MEMC SOUTHWEST INC., a Delaware corporation ("NUCO"). All terms used herein, unless otherwise defined, shall have the same meanings ascribed to them in the Agreement (as defined below).

                                    Recitals

     WHEREAS, TI, NUCO and MEMC made and entered into the TI Purchase Agreement dated as of June 30, 1995 (the "Agreement"); and

     WHEREAS, TI, MEMC and NUCO wish to amend the Agreement, the Shareholders' Agreement, the Lease and the Sublease to further strengthen the MEMC/TI relationship, lower the total cost of ownership, provide competitive pricing to TI, and to minimize time and resources required to support the business relationship; and

     WHEREAS, Section 22.03 of the Agreement allows the Agreement to be amended with the written consent of TI, MEMC and NUCO.

     NOW, THEREFORE, the parties agree as follows:

1. "Existing Products" means 125mm epi wafers, 125mm polished wafers, 125 mm test monitor wafers, 150 mm epi wafers, 150 mm polished wafers, and 150 mm test monitor wafers

2. Section 4.01(a) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "(a) Beginning no later than the end of fourth calendar quarter 2000 and ending December 31, 2005, TI commits to purchase, subject to NUCO's and MEMC's (and its Subsidiaries') material compliance with TI's quality, delivery and service requirements (as described in Section 2.03(c)), and NUCO and MEMC (and its Subsidiaries) commit to sell to TI in the aggregate, a minimum each year of the lesser of (i) [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] of TI's worldwide needs of such Existing Products offered for sale by MEMC (and its Subsidiaries) or NUCO, or (ii) [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] (the "Existing Product Loading Commitment"). If either NUCO or MEMC (or its Subsidiaries) cannot supply a specific Existing Product needed by TI, TI's Existing Product Loading Commitment stated in this section 4.01(a) shall be decreased in equal proportion. Unless mutually agreed differently, TI shall initiate a volume ramp to MEMC and NUCO in the second calendar quarter 2000 and shall make an effort to reach the Existing Product Loading Commitment by the end of the third calendar quarter 2000. After 2005, MEMC and TI will negotiate in good faith whether the purchase agreement for Existing Products will be continued, and if so, on what terms."


3. Section 4.01(b) is deleted in its entirety and the following is substituted in lieu thereof:

          "MEMC and TI shall mutually agree on a [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] for NUCO's Existing Facility."

4. The second sentence of Section 4.01(d) of the Agreement is deleted in its entirety.

5. In the second sentence of Section 4.03(a), the parenthetical phrase is deleted and replaced with the following:

          "(unless such shortfall is solely attributable to NUCO or MEMC, including, but not limited to, NUCO's inability to supply products or to materially comply with TI's quality, delivery and service requirements, as described in Section 2.03(c))"

6.   Section 4.03(b) is deleted in its entirety.

7.   The following is added as Section 4.05 to Article IV of the Agreement.

          "Purchases from Other MEMC Sites. TI agrees to qualify the existing MEMC (and its Subsidiaries') manufacturing sites (Novara, Kuala Lumpur, St. Peters, Utsonimiya) at TI's expense. If reasonably requested by MEMC, TI agrees to qualify Existing Products manufactured at MEMC (and its Subsidiaries') manufacturing sites at MEMC's expense and at TI's actual cost not to exceed Seventy-Five Thousand U.S. Dollars (US$75,000) per product qualification. MEMC and NUCO can elect to supply TI qualified MEMC product from any TI qualified MEMC (and Subsidiaries) site and TI's purchases of Existing Products manufactured at such sites shall count towards the fulfillment of TI's Existing Product Loading Commitment."

8. Section 10.01 (a) and (b) are deleted in their entirety and the following is substituted in lieu thereof:

          "(a) Beginning April 1, 2000, the price to be paid by TI to NUCO and MEMC (and its Subsidiaries) in a calendar quarter for each product in the six product families (125mm epi, 125 mm polished, etc.) comprising the Existing Products shall be [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] than the "Benchmark Price" for that product family, defined as the [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] for sales of that product family in the previous calendar quarter to [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] who purchased from [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC] in that product family in the previous calendar quarter. The Benchmark Price and the price to be paid by TI shall be in U.S. Dollars. Beginning July 1, 2000, the price paid by TI for any product family in a given quarter shall [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]. If the calculation of the TI price demonstrates a putative TI price that is [CONFIDENTIAL MATERIAL HAS BEEN DELETED AND FILED SEPARATELY WITH SEC]. A sample price calculation is attached hereto as Exhibit A.

          "(b) During the term of this Amendment and for two succeeding years, TI may elect, at its expense, to have MEMC's and its Subsidiaries' customer sales records audited by an independent third party acceptable to both parties to confirm that the Benchmark Price has been calculated using the methodology described in Exhibit A and if the audit reveals that MEMC did not follow the described methodology and the result is a discrepancy in the amount paid by TI, NUCO or MEMC, as the case may be, shall pay TI any overpayments and TI shall pay MEMC or NUCO, as the case may be, any underpayments. If the discrepancy is an overpayment by TI exceeding Fifty Thousand U.S. Dollars (US$50,000) in a quarter, MEMC shall pay the cost of the audit attributable to such quarter(s). Details of the audit report shall remain confidential between MEMC and the independent third party."

9. In Section 14.01, each occurrence of "QDCS" shall be replaced with the following:

          " product quality, delivery and service".

10. Schedule 1.00 of the Agreement shall be amended to include Section 4.01 (a) and (b), Section 4.05, and Section 10.01 (a) and (b). With respect to any sales of Existing Products by MEMC or any MEMC Subsidiary to TI, the parties agree that the terms and conditions of the Agreement shall apply to such sales (except that TI's right of first refusal in Section 4.01(d) shall not apply to MEMC or its Subsidiaries).

11. TI will request the consent of Meridian Trust Company and Bankers Trust Company to the Sublease amendment. NUCO agrees that once TI has obtained such consent, NUCO will promptly exercise its option to renew both the Lease and the Sublease for the first Renewal Term (as defined in the Lease and Sublease). TI and NUCO agree that the deadline for exercise by NUCO of such renewal options is hereby extended to August 31, 2000. If TI is unable to obtain the aforementioned consents prior to August 31, 2000, TI and NUCO shall negotiate in good faith a further extension of such deadline.

12. Except as specifically amended by this First Amendment, all provisions of the Agreement shall remain effective and binding. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreement, oral or written, and all other communications between the Parties.

13. Each Party hereto, its successors, shareholders and assigns, release and forever discharge and hold harmless each other Party, its successors, shareholders and assigns, jointly and severally, of and from any and all manner of claims whatsoever because of any manner of thing done, or omitted to be done, existing at any time prior to and including the date of this Amendment, in law, in equity or otherwise, liquidated or unliquidated, known or unknown, suspected or unsuspected, arising from or related to loading commitment, pricing, QDCS, or practices of epi production. Nothing in this Agreement shall be construed as an admission of liability of any Party, all such liability being expressly denied.

14. This Amendment shall be governed by the laws of the state of Texas, without regard to any conflicts of law principles that may require the application of the laws of any other jurisdiction. In no event shall the UN Convention on Contracts for the International Sale of Goods be applicable to the transactions under the Amendment.

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written and the terms herein shall be effective as of that date.

TEXAS INSTRUMENTS INCORPORATED              MEMC ELECTRONIC MATERIALS, INC.



By:  /s/ K. Balasubramanian                 By:  /s/ Klaus R. von Horde
   ------------------------------              ---------------------------------
Name:   K. Balasubramanian                  Name:  Klaus R. von Horde
Title:  Senior Vice President               Title: President and Chief Executive
                                                     Officer


MEMC SOUTHWEST INC.



By:  /s/ James Lang
   ------------------------------
Name:  James Lang
Title:  President